                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Avis Rent A Car, Inc. on Form S-1 of our report dated January 29, 1998 (February 20, 1998 as to Note 19), appearing in the Prospectus, which is part of this Registration Statement and of our report dated January 29, 1998 (February 20, 1998 as to Note 19) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
February 23, 1998